UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 20, 2026

Universal Corporation

(Exact name of registrant as specified in its charter)

Virginia	001-00652	54-0414210
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9201 Forest Hill Avenue Richmond, Virginia	23235
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 359-9311

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	UVV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Johan C. Kroner notified Universal Corporation (the “Company”) of his intention to retire as Senior Vice President and Chief Financial Officer of the Company, effective on July 1, 2026. On January 20, 2026, the Board of Directors (the “Board”) of the Company elected Anubhav Mittal as the Company’s Senior Vice President and Chief Financial Officer, effective February 17, 2026 (the “Effective Date”). Mr. Kroner will step down as the Company’s Senior Vice President and Chief Financial Officer as of the Effective Date, but to support a smooth transition of leadership, Mr. Kroner will remain with the Company as a Senior Vice President until the effective date of his retirement.

Mr. Mittal, age 50, has served as Archer Daniels Midland Company’s (“ADM”) Global Head of Business Development and M&A and as CFO of ADM Nutrition, a global nutrition, flavors, and ingredients business, since December 2023. From October 2021 through November 2023, Mr. Mittal served as CFO of ADM’s Global Pet Solutions business and as Vice President of Global Corporate Development and M&A. Before joining ADM in December 2016, Mr. Mittal spent four years at the Kellogg Company in senior global finance, corporate development and strategy roles. Mr. Mittal holds an MBA from Harvard Business School and a Bachelor of Technology in Mechanical Engineering from the Indian Institute of Technology, Kanpur.

In connection with his election as the Company’s Senior Vice President and Chief Financial Officer, Mr. Mittal’s (i) annual base salary will be $650,000, (ii) annual target bonus opportunity will be $500,000 and (iii) beginning in May 2026, annual long-term incentive equity awards will be targeted at $850,000. In addition, on the Effective Date, Mr. Mittal will receive a one-time grant of restricted stock units (“RSUs”) under the Company’s shareholder-approved 2023 Stock Incentive Plan equal to approximately $2 million based on the volume-weighted average price from December 19, 2025 to February 16, 2026. One-third of the RSUs will vest on May 19, 2026, May 19, 2027, and May 19, 2028, respectively, subject to Mr. Mittal’s continued employment with the Company through the applicable vesting date. The RSUs will earn dividend equivalent units during the respective vesting periods and only vest when the underlying RSU awards vest. Finally, on the Effective Date, Mr. Mittal will also receive a special one-time signing bonus of $600,000, which is subject to repayment in full if Mr. Mittal voluntarily resigns or his employment is terminated for cause within the first 24 months of the Effective Date.

There are no arrangements or understandings between Mr. Mittal and any other person pursuant to which Mr. Mittal was selected as an officer, and Mr. Mittal does not have a family relationship with any of the Company’s directors or executive officers. Additionally, neither Mr. Mittal nor any member of his immediate family has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

On January 21, 2026, the Company issued a press release announcing the election of Mr. Mittal. A copy of this release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

No.	Description

99.1	Press release dated January 21, 2026, announcing the election of Anubhav Mittal as Chief Financial Officer

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL CORPORATION

Date: January 21, 2026	By:	/s/ Catherine H. Claiborne
Catherine H. Claiborne
Vice President, General Counsel and Secretary